EXHIBIT 99
                                      NEWS RELEASE
______________________________________NASDAQ SYMBOL: WAYN
                                      RELEASE DATE: June 2, 2004
                                      CONTACT: CHARLES F. FINN
                                      CHAIRMAN AND CEO
                                      MICHAEL C. ANDERSON
                                      EXECUTIVE VICE PRESIDENT, CFO
                                      (330) 264-5767

                         WAYNE SAVINGS BANCSHARES, INC.
          ANNOUNCES COMPLETION OF STEBBINS BANCSHARES, INC. ACQUISITION


                              FOR IMMEDIATE RELEASE
                              ---------------------

     WOOSTER, OHIO--Wayne Savings Bancshares, Inc. (NASDAQ: WAYN), the stock holding company parent of Wayne Savings Community Bank, announced today that Wayne Savings had completed its acquisition of Stebbins Bancshares, Inc. and its wholly owned subsidiary, Stebbins National Bank of Creston, effective June 1, 2004. Following the acquisition, Stebbins National Bank will continue its operations as a branch of Wayne Savings Community Bank.

     Charles F. Finn, Chairman and CEO of Wayne Savings, stated "We are pleased with the addition of Stebbins National Bank to our existing branch network and look forward to providing our expanded products to our new customers." Following the completion of the Stebbins Bank acquisition, Wayne Savings will have eleven full-service banking locations in Wayne, Holmes, Ashland, Medina, and Stark counties, Ohio.

     At March 31, 2004, Wayne Savings Bancshares, Inc. reported total assets of $369.1 million, total deposits of $291.8 million, and stockholders' equity of $43.6 million, resulting in a capital-to-assets ratio of 11.80%. Established in 1899, Wayne Savings Community Bank, the wholly owned subsidiary of Wayne Savings Bancshares, Inc., is celebrating its 105th anniversary.


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